Registration No. ____________


                       SECURITIES AND EXCHANGE COMMISSION
                              Washington,D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933


                           NEXTEL COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)
              Delaware                                           36-3939651
   (State or other jurisdiction of                            (I.R.S. Employer
   incorporation or organization)                            Identification No.)

                               201 Route 17 North
                          Rutherford, New Jersey 07070
           (Address of principal executive offices including zip code)

                           NEXTEL COMMUNICATIONS, INC.
                          ASSOCIATE STOCK PURCHASE PLAN
                            (Full title of the plan)

              THOMAS J. SIDMAN, Vice President and General Counsel
                           Nextel Communications, Inc.
                               201 Route 17 North
                          Rutherford, New Jersey 07070
                                 (201) 438-1400
 (Name, address and telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE
================================================================================
                                  Proposed maximum Proposed maximum   Amount of
Title of securities  Amount to be  offering price      aggregate    registration
  to be registered    registered     per share      offering price       fee
- -------------------------------------------------------------------------------
Class A Common
Stock, par value    5,000,000     $20.3125(2)     $101,562,500.00(2) $35,021.55
$.001 per share     shares (1)
================================================================================
(1) Such additional indeterminable number of shares of Class A Common Stock is hereby registered as may be required by reason of the antidilution provisions of the Nextel Communications, Inc. Associate Stock Purchase Plan.

(2) In accordance with Rule 457(h) of the General Rules and Regulations under the Securities Act of 1933, this estimate is made solely for the purpose of calculating the amount of the registration fee and is based on the average of the high and low prices of the Class A Common Stock on the Nasdaq Stock Market on June 18, 1996.

                                          PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE.

            The following documents are incorporated herein by reference:

            (a) The Annual Report of Nextel Communications, Inc. (the "Registrant") on Form 10-K for the year ended December 31, 1995, as amended by Form 10-K/A filed with the Securities and Exchange Commission (the "Commission") on April 1, 1996, and Form 10-K/A2 filed with the Commission on May 17, 1996;

            (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996;

            (c) The Registrant's Current Reports on Form 8-K (i) dated February 6, 1996, and filed with the Commission on February 7, 1996, as amended by Form 8-K/A filed with the Commission on April 26, 1996, (ii) dated February 9, 1996, and filed with the Commission on February 12, 1996, and (iii) dated March 13, 1996, and filed with the Commission on March 15, 1996;

           (d) The description of the Registrant's Class A Common Stock, par value $.001 per share, contained in the Registrant's Registration Statement filed pursuant to Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act") and any amendments and reports filed for the purpose of updating that description; and

            (e) All documents that shall be filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment indicating that all securities offered under the Nextel Communications, Inc. Associate Stock Purchase Plan (the "Plan") have been sold or deregistering all securities then remaining unsold thereunder.

All documents  incorporated by reference  pursuant to  subparagraph  (e) of this
Item 3 shall be deemed to be a part hereof from the date of filing thereof.

ITEM 4.     DESCRIPTION OF SECURITIES.

            Not applicable.

ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL.

            Not applicable.

ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

            Set forth below is a description of certain provisions of the Registrant's Restated Certificate of Incorporation, as amended (the "Certificate"), the Registrant's Amended and Restated By-laws (the "By-laws") and the Delaware General Corporation Law (the "DGCL"). This description is intended as a summary only and is qualified in its entirety by reference to the Certificate, the By-laws and the DGCL.

            ELIMINATION OF LIABILITY IN CERTAIN CIRCUMSTANCES

            The Certificate provides that, to the fullest extent provided by law, a director will not be personally liable for monetary damages to the Registrant or its stockholders for or with respect to any acts or omissions in the performance of his or her duties as a director. The DGCL provides that a corporation may limit or eliminate a director's personal liability for monetary damages to the corporation or its stockholders, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, (iii) for paying a dividend or approving a stock repurchase in violation of Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

            While Article 7 of the Certificate provides directors with protection from awards for monetary damages for breaches of the duty of care, it does not eliminate the directors' duty of care. Accordingly, Article 7 will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director's breach of the duty of care. The provisions of
Article 7 described above apply to officers of the Registrant only if they are also directors of the Registrant and are acting in their capacity as directors and do not apply to officers who are not also directors.

            INDEMNIFICATION AND INSURANCE

            Under the DGCL, directors and officers, as well as other employees and individuals, may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement of specified civil, criminal, administrative and investigative actions, suits or proceedings (other than an action by or in the right of the corporation as a derivative action), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

            Article 6 of the Certificate and Article VII of the By-laws provide to directors and officers indemnification to the fullest extent provided by law, thereby affording the directors and officers of the Company the protections available to directors and officers of Delaware corporations. Article VII of the By-laws also provides that expenses incurred by a person in defending a civil or criminal action, suit or proceeding by reason of the fact that he or she is or was a director or officer shall be paid in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that he or she is not entitled to be indemnified by the Registrant, as authorized by relevant Delaware law. The Registrant has obtained directors and officers liability insurance providing coverage to its directors and officers.

            On September 12, 1991, the Board of Directors of the Registrant unanimously authorized the Registrant to enter into an indemnification agreement (the "Indemnification Agreement") with each of its directors, and the Registrant has since done so with respect to each director other than the two most recently elected directors, Daniel F. Akerson and Timothy M. Donahue. One of the purposes of the Indemnification Agreements is to attempt to specify the extent to which persons entitled to indemnification thereunder (the "Indemnitees") may receive indemnification under circumstances in which indemnity would not otherwise be provided by the DGCL. Pursuant to the Indemnification Agreements, an Indemnitee is entitled to indemnification as provided by Section 145 of the DGCL and to indemnification for any amount that the Indemnitee is or becomes legally obligated to pay relating to or arising out of any claim made against the Indemnitee because of any act, failure to act or neglect or breach of duty, including any actual or alleged error, misstatement or misleading statement, that he or she commits, suffers, permits or acquiesces in while acting in his or her position or positions with the Registrant. The Indemnification Agreements are in addition to and are not intended to limit any rights of indemnification that are available under the Certificate or the By-laws or any policy of insurance or otherwise. The Registrant is not required under the Indemnification Agreements to make payments in excess of those expressly provided for in the DGCL in connection with any claim against the Indemnitee:

                  (i) that results in a final, nonappealable order directing the
            Indemnitee to pay a fine or similar governmental imposition that the Registrant is prohibited by applicable law from paying; or

                  (ii) based upon or  attributable  to the Indemnitee  gaining a personal profit to which he or she was not legally entitled, including without limitation profits made from the purchase and sale by the Indemnitee of equity securities of the Registrant that are recoverable by the Registrant pursuant to Section 16(b) of the
            Exchange Act and profits arising from transactions in publicly-traded securities of the Registrant that were effected by the Indemnitee in violation of Section 10(b) of the Exchange Act or Rule 10b-5 promulgated thereunder.

            In addition to the rights of indemnification specified therein, the Indemnification Agreements are intended to increase the certainty of receipt by the Indemnitee of the benefits to which he or she is entitled by providing specific procedures relating to indemnification. The Indemnification Agreements are also intended to provide increased assurance of indemnification by prohibiting the Registrant from adopting any amendment to the Certificate or the By-laws that would have the effect of denying, diminishing or encumbering the Indemnitee's rights pursuant thereto or pursuant to the DGCL or any other law as applied to any act, or failure to act, occurring in whole or in part prior to the effective date of such amendment.

ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED.

            Not applicable.

ITEM 8.     EXHIBITS.

      4.1.1 Restated Certificate of Incorporation of  the  Registrant  (filed as
                  Exhibit 4.1.1 to Post-Effective Amendment No. 1 on Form S-8 to Registration Statement No. 33-91716 on Form S-4 and incorporated herein by reference)

      4.1.2 Certificate  of Merger Merging Nextel Communications,  Inc. with and into the Registrant (filed as Exhibit 4.1.2 to Post-Effective Amendment No. 1 on Form S-8 to Registration Statement No. 33-91716 on Form S-4 and incorporated herein by reference)

      4.2   Amended and Restated By-laws of the Registrant (filed as Exhibit 4.2 to Post-Effective Amendment No. 1 on Form S-8 to Registration Statement No. 33-91716 on Form S-4 and incorporated herein by reference)

      4.3   Nextel Communications, Inc. Associate Stock Purchase Plan

      5     Opinion of Schiff Hardin & Waite  as  to  legality of shares  to  be issued pursuant to the Plan

      23.1  Consent of Schiff Hardin & Waite (included in Exhibit 5)

      23.2  Consents of Deloitte & Touche LLP

      23.3  Consent of KPMG Peat Marwick LLP

      24    Power of Attorney (included at pages II-5 and II-6 of this
                  Registration Statement)

ITEM 9.     UNDERTAKINGS.

      (a)   The Registrant hereby undertakes:

            (1) To file, during any period in which it offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act"); (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                        SIGNATURES

            The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutherford, State of New Jersey, on this 18th day of June 1996.

                                    NEXTEL COMMUNICATIONS, INC.



                                    By:   THOMAS J. SIDMAN
                                          Thomas J. Sidman
                                          Vice President
                                          and General Counsel


                                     POWER OF ATTORNEY

            Each person whose signature appears below hereby constitutes and appoints Daniel F. Akerson, Timothy M. Donahue, Steven M. Shindler and Thomas J. Sidman, and each of them, with full power to act without the other, such person's true and lawful attorneys-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments hereto (including post-effective amendments) and to file the same (with exhibits and schedules thereto) and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorneys-in-fact, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

     SIGNATURE                                     TITLE                    DATE

DANIEL F. AKERSON                   Chairman of the Board         June 18, 1996
Daniel F. Akerson                   of Directors and Chief
                                    Executive Officer
                                    (Principal Executive
                                    Officer)

BRIAN D. MCAULEY                    Vice Chairman of the          June 18, 1996
 Brian D. McAuley                   Board of Directors

MORGAN E. O'BRIEN                   Vice Chairman of the          June 18, 1996
 Morgan E. O'Brien                  Board of Directors


TIMOTHY M. DONAHUE                  President and Chief           June 18, 1996
 Timothy M. Donahue                 Operating Officer and
                                    Director

STEVEN M. SHINDLER                  Vice President and            June 18, 1996
 Steven M. Shindler                 Chief Financial Officer
                                    (Principal Financial
                                    Officer)

STEVEN BAILOR                       Controller (Principal         June 18, 1996
 Steven Bailor                      Accounting Officer)

KEITH BANE                          Director                      June 18, 1996
 Keith Bane

ROBERT COOPER                       Director                      June 18, 1996
 Robert Cooper

SCOT B. JARVIS                      Director                      June 18, 1996
 Scot B. Jarvis

CRAIG O. MCCAW                      Director                      June 18, 1996
 Craig O. McCaw

KEISUKE NAKASAKI                    Director                      June 18, 1996
 Keisuke Nakasaki

MASAAKI TORIMOTO                    Director                      June 18, 1996
 Masaaki Torimoto

                                    Director
 Dennis M. Weibling

                                  EXHIBIT INDEX
                                                              PAGE NUMBER IN
     EXHIBIT                                                   SEQUENTIALLY
      NUMBER                      DESCRIPTION                 NUMBERED COPY

      4.1.1        Restated Certificate of Incorporation
                   of the Registrant (filed as Exhibit
                   4.1.1 to Post-Effective Amendment No. 1
                   on Form S-8 to Registration Statement
                   No. 33-91716 on Form S-4 and
                   incorporated herein by reference)
      4.1.2        Certificate of Merger Merging Nextel
                   Communications, Inc. with and into the
                   Registrant (filed as Exhibit 4.1.2 to
                   Post-Effective Amendment No. 1 on Form
                   S-8 to Registration Statement No.
                   33-91716 on Form S-4 and incorporated
                   herein by reference)
       4.2         Amended and Restated By-laws of the
                   Registrant (filed as Exhibit 4.2 to
                   Post-Effective Amendment No. 1 on Form
                   S-8 to Registration Statement No.
                   33-91716 on Form S-4 and incorporated
                   herein by reference)
       4.3         Nextel Communications, Inc. Associate
                   Stock Purchase Plan
        5          Opinion of Schiff Hardin & Waite as to
                   legality of shares to be issued
                   pursuant to the Plan
       23.1        Consent of Schiff Hardin & Waite
                   (included in Exhibit 5)
       23.2        Consents of Deloitte & Touche LLP
       23.3        Consent of KPMG Peat Marwick LLP
        24         Power of Attorney (included at pages
                   II-5 and II-6 of this Registration Statement)